RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this  Registration  Statement of Wave Uranium Holding on Amendment No. 2 to Form  S-1,  of my  report  dated October 25, 2008 on  the  consolidated financial statements of Wave Uranium Holding as of July 31, 2008 and 2007, and for the years ended July 31, 2008 and 2007, and for the period from May 30, 2006 (inception) through July 31, 2008.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.

Ronald R. Chadwick, P.C.
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RONALD R. CHADWICK, P.C.
Aurora, Colorado
November 24, 2008